UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2012

Woodward, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-8408	36-1984010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 East Drake Road, Fort Collins, Colorado		80525
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	970-482-5811

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Woodward, Inc. ("Woodward" or the "Company") intends to make certain organizational changes within the Company’s Energy Business segment. Specifically, two subgroups under the Electrical Power Systems business group, Power Generation & Distribution and Power Solutions, will be integrated into the Engine Systems business group. The remaining two subgroups under the Electrical Power Systems business group, Wind Power Systems and Power Conversion Systems, will be combined into a newly organized Renewable Power Systems subgroup under Industrial Turbomachinery Systems. In connection with these organizational changes, on September 25, 2012, the Company entered into a supplemental agreement, effective October 1, 2012 (the "Agreement"), with Gerhard Lauffer, President, Electrical Power Systems. The Agreement modifies the employment agreement between Mr. Lauffer and Woodward (which was previously set to expire in March 2017) and provides for Mr. Lauffer’s transition into a new role within the Company and a separation from Woodward over a period of two years.
Pursuant to the Agreement, effective October 1, 2012, Mr. Lauffer will cease to serve as President, Electrical Power Systems and will move to the role of Vice President and General Manager of the newly organized Renewable Power Systems subgroup. In connection with this transition, Mr. Lauffer will no longer be an executive officer of the Company, although he will continue to serve as a corporate officer. Effective June 30, 2013, or such earlier time as the Company releases Mr. Lauffer from all duties as determined by Woodward in its sole discretion (the "Role Change Date"), Mr. Lauffer will resign from all positions and offices held with the Company and its affiliates or on behalf of the Company, provided that he will remain an employee of the Company until October 3, 2014.
During the period following the Role Change Date and until October 3, 2014, Mr. Lauffer will provide guidance and consulting services to the Company. During such period, if Mr. Lauffer obtains alternative employment, as permitted by the Agreement, his duties to Woodward may not unreasonably impede his obligations in his new employment.
The Agreement provides that there will be no impact upon Mr. Lauffer’s compensation for the year ended September 30, 2012. Thereafter, until October 3, 2014, Mr. Lauffer will be paid at a monthly rate equal to the average monthly amount of his total compensation for the year ended September 30, 2011, approximately €61,000 per month. During such period, Mr. Lauffer also will be entitled to certain continued benefits, including life insurance and pension reinsurance. Mr. Lauffer will be compensated for all vacation accrued through the Role Change Date, but will not accrue vacation thereafter.
Under the terms of the Agreement, no new stock options will be granted to Mr. Lauffer. Previously granted stock options will continue to vest up and through October 3, 2014 in accordance with the terms as granted. The Agreement contains customary confidentiality obligations and non-competition obligations consistent with German law.

Item 8.01 Other Events.

The Company intends to make certain organizational changes within its Energy Business segment. Specifically, two subgroups under the Electrical Power Systems business group, Power Generation & Distribution and Power Solutions, will be integrated into the Engine Systems business group. The remaining two subgroups under the Electrical Power Systems business group, Wind Power Systems and Power Conversion Systems, will be combined into the newly organized Renewable Power Systems subgroup under Industrial Turbomachinery Systems.
These changes will have no impact on the Energy segment’s or the Company’s financial statements or results.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

October 1, 2012	By:	/s/ A. Christopher Fawzy

Name: A. Christopher Fawzy
Title: Corporate Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary